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                                                                   Exhibit 99.2

CONTACT: JOSEPH MACNOW
         (201) 587-1000



                                              [VORNADO REALTY TRUST LETTERHEAD]



FOR IMMEDIATE RELEASE - April 18, 1997
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        SADDLE BROOK, NEW JERSEY ... VORNADO REALTY TRUST (NYSE:VNO) announced today that it has acquired The Montehiedra Town Center located in San Juan, Puerto Rico from Kmart for $74 million of which $63 million is newly issued 10 year financing. The Montehiedra shopping center, which opened in 1994, contains 525,000 square feet, including a 135,000 square foot Kmart.

        In addition, Vornado has agreed to acquire Kmart's 50% interest in the Caguas Centrum Shopping Center (currently under construction) located in Caguas, Puerto Rico (adjacent to San Juan). The Caguas shopping center will contain 485,000 square feet including a 123,000 square foot Kmart and a 146,000 square foot Sears. This acquisition is expected to close in early 1998.

        These purchases mark Vornado's first acquisitions in Puerto Rico. Vornado Realty Trust is a fully-integrated equity real estate investment trust.




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